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                                  [LETTERHEAD]


                                  November 1, 1996


Emerald Isle Bancorp, Inc.
Board of Directors
730 Hancock Street
Quincy, MA 02170

      Re:    REGISTRATION STATEMENT ON FORM S-8
             The Hibernia Savings Bank 1986 Stock Option Plan
             The Hibernia Savings Bank 1989 Stock Option Plan
             The Hibernia Savings Bank 1995 Premium Incentive Stock Option Plan The Hibernia Savings Bank 1989 Stock Purchase Plan for Directors,
               Officers, Employees, and Certain Plans

Dear Board Members:

     We have acted as special counsel to Emerald Isle Bancorp, Inc., a Massachusetts Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $1.00 per share (the "Common Stock") of the Company which may be issued pursuant to The Hibernia Savings Bank 1986 Stock Option Plan The Hibernia Savings Bank 1989 Stock Option Plan, The Hibernia Savings Bank 1995 Premium Incentive Stock Option Plan and The Hibernia Savings Bank 1989 Stock Purchase Plan for Directors, Officers, Employees, and Certain Plans (collectively, the "Plans"), all as more fully described in the Registration Statement.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable.

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ROCHE, CARENS & DEGIACOMO, P.C.
        Emerald Isle Bancorp, Inc.
        Board of Directors
        November1, 1996
        Page Two

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                  Very truly yours,

                                  Roche, Carens & DeGiacomo, P.C.


                                  By: /s/Michael T. Putziger
                                     ----------------------------
                                     Michael T. Putziger, Esquire